EXHIBIT 99.1

FIRST AMENDMENT

TO THE

AMERICAN RIVER BANKSHARES

DEFERRED COMPENSATION PLAN

WHEREAS, American River Bankshares (“Employer”) previously established the American River Bankshares Deferred Compensation Plan (“Plan”);

WHEREAS, the Employer has the authority to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan in certain respects;

NOW THEREFORE, the Employer hereby amends the Plan, effective June 26, 2013, as follows:

FIRST: The definition of Spouse in Section 1.24 of the Plan is amended and restated in its entirety, to read as follows:

1.24 “Spouse” means the person who is legally married to the Participant under the laws of a state or other jurisdiction as of any relevant date, as evidenced by a valid marriage certificate or other proof acceptable to the Employer. This includes married individuals of the same sex, even if the married couple resides in a state that does not recognize the validity of same sex marriages.

IN ALL OTHER RESPECTS, the Plan is hereby ratified and approved.

This Amendment is adopted this 21st day of January, 2015.

AMERICAN RIVER BANKSHARES

By:	/s/ Stephen H. Waks

Title:	Corporate Secretary